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                                                                 EXHIBIT 10.9.4

                             NONRECOURSE PROMISSORY NOTE

$230,000.00                                                   September 16, 1992
                                                              Atlanta, Georgia


    FOR VALUE RECEIVED, on or before December 31, 1998 (the "Maturity Date"), the undersigned, JOHN W. BLEND, III, a Georgia resident ("Obligor"), promises to pay to the order of THE SYSTEM WORKS, INC., a Georgia corporation (together with any subsequent holder or transferee hereof, "Holder"), at 640 Powers Ferry Road, Building Eleven, Suite 100, Marietta, Georgia 30067, or at such other place as Holder may from time to time designate in writing, the principal sum of TWO HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($230,000.00), together with accrued interest on so much thereof as from time to time shall be outstanding and unpaid, accruing on and after the date hereof at the rate of Five and 98/100 percent (5.98%) per annum, expressed in simple interest terms and computed on a three hundred sixty-five (365)-day year.

    Interest payments hereunder shall be due and payable annually on December 31 of each year, commencing December 31, 1992, or on such earlier date(s) during any such year as provided in Section 1.3(b) of that certain Nonrecourse Loan Agreement of even date herewith by and between Obligor and Holder (the "Loan Agreement"), in accordance with the terms and conditions set forth in Section 1.3(c) of the Loan Agreement. Notwithstanding anything to the contrary herein or in the Loan Agreement, the outstanding principal balance hereof and all accrued interest thereon must be paid in full no later than the Maturity Date.

    Obligor may be required to prepay the outstanding principal balance hereof, together with all accrued interest thereon, in accordance with the terms and conditions set forth in Section 1.2(c) of the Loan Agreement. Obligor shall also be entitled, at any time and from time to time, without the consent of Holder and without paying any penalty or premium therefor, to prepay all or any portion of the outstanding principal balance hereof, together with all accrued interest thereon.

    As collateral security for its payment obligations hereunder and under the Loan Agreement, Obligor has: (i) pledged Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares (the "Shares") of Holder's One Cent ($.01) par value Class A common stock (the "Common Stock") pursuant to that certain Stock Pledge Agreement of even date herewith by and between Obligor and Holder, a copy of which is attached hereto as EXHIBIT "A" and incorporated herein by reference (the "Pledge Agreement"); and (ii) assigned his rights, arising under that certain Nonqualified Stock Option Agreement, dated as of July 29, 1988, by and between Obligor and Holder, to acquire One Hundred Twelve Thousand Four Hundred Thirty (112,430) shares of Common Stock (the "Options") pursuant to that certain Collateral Assignment and Agreement of even date herewith by and between Obligor and Holder, a copy of

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which is attached hereto as EXHIBIT "B" and incorporated herein by reference
(the "Assignment").

    Upon the occurrence of an "Event of Default" under the Loan Agreement, the Pledge Agreement or the Assignment, Holder shall have the right to declare the entire outstanding principal balance hereof and all accrued interest thereon to be immediately due and payable. Notwithstanding anything to the contrary herein or in the Loan Agreement, the Pledge Agreement or the Assignment, Holder hereby expressly agrees: (i) that Obligor shall be liable for the outstanding principal balance hereof only to the full extent of Obligor's interest in and to the Shares and the Options; and (ii) that Holder's remedies for a default in the payment of principal hereunder shall be limited to the preservation, enforcement and foreclosure of Holder's security interests in the Shares and the Options. With respect to a default in the payment of any accrued interest hereunder, Holder shall be entitled to seek and obtain all available remedies and damages, whether existing in law, in equity, hereunder or under the Loan Agreement, the Pledge Agreement or the Assignment.

    No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. Waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

    This Note shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon Obligor, and inure to the benefit of Holder, and their permitted heirs, successors and assignees.

    Time is of the essence in the payment and performance of this Note. Obligor waives presentment, demand for payment, notice of dishonor, notice of protest, protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the day and year first above written.

                             "Obligor"


                             /s/ John W. Blend, III    (SEAL)
                             --------------------------
                             John W. Blend, III


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